Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of SeaWorld Entertainment, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of May 6, 2019.

[Signature Page Follows]

Dated: May 6, 2019

PAG HOLDINGS LIMITED

By:	/s/ Derek Roy Crane
Name:	Derek Roy Crane
Title:	Director

PACIFIC ALLIANCE GROUP LIMITED

By:	/s/ Derek Roy Crane
Name:	Derek Roy Crane
Title:	Director

PACIFIC ALLIANCE INVESTMENT MANAGEMENT LIMITED

By:	/s/ Derek Roy Crane
Name:	Derek Roy Crane
Title:	Director

PA GRAND OPPORTUNITY II LIMITED

By:	/s/ Derek Roy Crane
Name:	Derek Roy Crane
Title:	Director of PAX Secretaries Limited, Sole Director of PA Grand Opportunity II Limited

PA EMINENT OPPORTUNITY VI LIMITED

By:	/s/ Derek Roy Crane
Name:	Derek Roy Crane
Title:	Director of PAX Secretaries Limited, Sole Director of PA Eminent Opportunity VI Limited

[Signature Page to Joint Filing Agreement]